EXHIBIT 22.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-8 of our report dated April 11, 2023, relating to the financial statements of Onfolio Holdings, Inc. as of December 31, 2022 and 2021 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

January 26, 2024